EXHIBIT 99.1

For Immediate Release
Contact: Harvey Grossblatt, President

Universal Security Instruments, Inc.
410-363-3000, Ext. 224
or
Don Hunt, Jeff Lambert
Lambert, Edwards & Associates, Inc.
616-233-0500

Universal Security Instruments, Inc. Updates Status on Delayed Filing of Form 10-K

OWINGS MILLS, MD. July 14, 2015 - Universal Security Instruments, Inc. (NYSE Amex: UUU) announced today that it is further delaying the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2015 with the Securities and Exchange Commission (“SEC”).

As the Company previously disclosed in its Notification of Late Filing on Form 12 b-25 filed with the SEC on June 29, 2015, the Company delayed filing its Annual Report on Form 10-K because of unforeseen delays in the completion of the financial statements of the Company’s 50%-owned Hong Kong Joint Venture. Pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, the Company received an extension until July 14, 2015 to file its fiscal year ended March 31, 2015 Annual Report on Form 10-K, which extension will expire without the filing of the Company’s Form 10-K. The Company is working diligently to complete and file its Annual Report on Form 10-K with the SEC, and expects to do so on or prior to July 31, 2015.

Based on current unaudited information, the preliminary results which the Company anticipates that it will report in its Annual Report on Form 10-K are as follows:

•	A net loss for the fourth quarter of approximately $748,500, or $0.32 per basic and diluted share, on sales of $2,782,210. This compares to a net loss of $1,504,306 or $0.65 per basic and diluted share, on sales of $2,636,933 for the comparable period of the previous year.

•	For the 12 months ended March 31, 2015, sales decreased approximately 21% to $9,891,554 versus $12,577,127 for the same period last year. The Company expects to report a net loss of approximately $3,704,985 or $1.60 per basic and diluted share, versus a net loss of $4,450,224 or $1.94 per basic and diluted share, for the same period last year.

•	Total assets of approximately $19,906,028 for the fiscal year ended March 31, 2015, compared to total assets of $23,202,976 for the fiscal year ended March 31, 2014.

•	Total liabilities of approximately $1,149,031 for the fiscal year ended March 31, 2015, compared to total liabilities of $785,561 for the fiscal year ended March 31, 2014.

•	Total shareholders’ equity of approximately $18,756,997 for the fiscal year ended March 31, 2015, compared to total shareholders’ equity of $22,392,415 for the fiscal year ended March 31, 2014.

UNIVERSAL SECURITY INSTRUMENTS, INC. is a U.S.-based manufacturer (through its Hong Kong Joint Venture) and distributor of safety and security devices. Founded in 1969, the Company has a 43 year heritage of developing innovative and easy-to-install products, including smoke, fire and carbon monoxide alarms. For more information on Universal Security Instruments, visit our website at www.universalsecurity.com.

------------------------------------------------------------

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the federal securities laws that inherently include certain risks and uncertainties.  Actual results could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, among other items, our Hong Kong Joint Venture's respective ability to maintain operating profitability, currency fluctuations, the impact of current and future laws and governmental regulations affecting us and our Hong Kong Joint Venture and other factors which may be identified from time to time in our Securities and Exchange Commission filings and other public announcements.  We do not undertake and specifically disclaim any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  We will revise our outlook from time to time and frequently will not disclose such revisions publicly.

11407 CRONHILL DRIVE, SUITE A • OWINGS MILLS, MARYLAND 21117, USA

(410) 363-3000 • www.universalsecurity.com